                                   EXHIBIT 1


                              Page 14 of __ Pages

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                                                                       Exhibit 1

                                   AGREEMENT

         The undersigned hereby agree that this statement on Schedule 13D with respect to beneficial ownership of shares of Class A Common Stock of Koll Real Estate Group, Inc. is filed jointly, on behalf of each of them.

Dated:  July 21, 1995
                                       BRIDGE PARTNERS, L.P.

                                       By: CARSON STREET PARTNERS, INC.,
                                           General Partner

                                           By: /s/ John W. Gildea
                                               ------------------------------
                                               Name:  John W. Gildea
                                               Title: Chief Executive Officer
                                                      and President

                                       CARSON STREET PARTNERS, INC.

                                       By: /s/ John W. Gildea
                                           ----------------------------------
                                           Name:  John W. Gildea
                                           Title: Chief Executive Officer and
                                                  President


                                       By: /s/ John W. Gildea
                                           ----------------------------------
                                           Name: John W. Gildea

                              Page 15 of __ Pages